SEPARATION AGREEMENT

                                     between

                                  Epitope, Inc.

                                       and

                                 Agritope, Inc.

                          Dated ________________, 1997

                                TABLE OF CONTENTS

                                                                                                             PAGE


                                    ARTICLE 1
                                                   DEFINITIONS................................................  1

                                    ARTICLE 2
                                          PRE-DISTRIBUTION TRANSACTIONS.......................................  4
         2.1      Private Placement of Agritope Equity.  .....................................................  4
                  ------------------------------------
         2.2      Agritope Corporate Actions..................................................................  5
                  --------------------------
         2.3      Epitope Approval............................................................................  5
                  ----------------
         2.4      Related Agreements..........................................................................  5
                  ------------------
         2.5      Securities Law Actions......................................................................  5
                  ----------------------

                                    ARTICLE 3
                                                THE DISTRIBUTION..............................................  6
         3.1      Discretion of Epitope Board; No Obligation..................................................  6
                  ------------------------------------------
         3.2      Conditions to the Distribution..............................................................  6
                  ------------------------------
         3.3      The Distribution............................................................................  6
                  ----------------
         3.4      Fractional Shares...........................................................................  7
                  -----------------

                                    ARTICLE 4
                                    INDEMNIFICATION, CLAIMS AND OTHER MATTERS.................................  7
         4.1      Indemnification by Epitope..................................................................  7
                  --------------------------
         4.2      Indemnification by Agritope.................................................................  8
                  ---------------------------
         4.3      Insurance Proceeds..........................................................................  8
                  ------------------
         4.4      Procedure for Indemnification...............................................................  8
                  -----------------------------
         4.5      Other Claims................................................................................ 10
                  ------------
         4.6      Contribution in Respect of Certain Indemnifiable Losses..................................... 11
                  -------------------------------------------------------
         4.7      No Beneficiaries............................................................................ 11
                  ----------------

                                    ARTICLE 5
                                           CERTAIN ADDITIONAL MATTERS......................................... 11
         5.1      Construction of Agreements.................................................................. 11
                  --------------------------
         5.2      Consents and Assignments.................................................................... 11
                  ------------------------
         5.3      No Representations or Warranties............................................................ 11
                  --------------------------------
         5.4      Officers and Directors...................................................................... 12
                  ----------------------
         5.5      Existing Intercompany Arrangements.......................................................... 12
                  ----------------------------------
         5.6      Termination of Intercompany Accounts........................................................ 12
                  ------------------------------------

                                    ARTICLE 6
                                 ACCESS TO INFORMATION AND SERVICES; TECHNOLOGY............................... 12
         6.1      Provision of Corporate Records.............................................................. 12
                  ------------------------------
         6.2      Access to Information....................................................................... 12
                  ---------------------
         6.3      Production of Witnesses and Individuals..................................................... 13
                  ---------------------------------------
         6.4      Retention of Records........................................................................ 13
                  --------------------



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         6.5      Confidentiality............................................................................. 13
                  ---------------
         6.6      Privileged Matters.......................................................................... 14
                  ------------------
         6.7      Technology.................................................................................. 15
                  ----------

                                    ARTICLE 7
                                                    INSURANCE................................................. 16
         7.1      Transition.................................................................................. 16
                  ----------
         7.2      Post-Distribution Date Claims............................................................... 16
                  -----------------------------
         7.3      Allocation of Insurance Proceeds............................................................ 16
                  --------------------------------

                                    ARTICLE 8
                                               DISPUTE RESOLUTION............................................. 17
         8.1      Negotiation and Binding Arbitration......................................................... 17
                  -----------------------------------
         8.2      Initiation.................................................................................. 17
                  ----------
         8.3      Submission to Arbitration................................................................... 17
                  -------------------------
         8.4      Equitable Relief............................................................................ 17
                  ----------------

                                    ARTICLE 9
                                                  MISCELLANEOUS............................................... 18
         9.1      Entire Agreement............................................................................ 18
                  ----------------
         9.2      Expenses.................................................................................... 18
                  --------
         9.3      Governing Law............................................................................... 18
                  -------------
         9.4      Jurisdiction and Venue...................................................................... 18
                  ----------------------
         9.5      Notices..................................................................................... 18
                  -------
         9.6      Modification of Agreement................................................................... 19
                  -------------------------
         9.7      Termination................................................................................. 19
                  -----------
         9.8      Successors and Assigns...................................................................... 19
                  ----------------------
         9.9      No Third Party Beneficiaries................................................................ 19
                  ----------------------------
         9.10     Titles and Headings; Interpretation......................................................... 19
                  -----------------------------------
         9.11     Exhibits.................................................................................... 19
                  --------
         9.12     Severability................................................................................ 20
                  ------------
         9.13     No Waiver................................................................................... 20
                  ---------
         9.14     Survival.................................................................................... 20
                  --------
         9.15     Counterparts................................................................................ 20
                  ------------
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                                     - ii -

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                              SEPARATION AGREEMENT


                  THIS SEPARATION AGREEMENT (this "Agreement") is entered into by and between Epitope, Inc., an Oregon corporation ("Epitope"), and Agritope, Inc., an Oregon corporation ("Agritope"), as of _________, 1997.

                                    RECITALS

          A. Agritope is a wholly owned subsidiary of Epitope, principally engaged in research and development of agricultural products using plant genetic engineering.

          B. The board of directors of Epitope has determined that it is in the best interests of the shareholders of Epitope to separate Agritope from Epitope by distributing as a dividend to holders of Epitope common stock, no par value
("Epitope Stock"), all of the issued and outstanding shares of Agritope common stock, no par value, including certain preferred stock purchase rights attached thereto (the "Agritope Stock"), held by Epitope (the "Distribution"), as provided herein; and

          C. Epitope and Agritope have determined that it is necessary and desirable to establish the principal corporate transactions required to effect the separation of Agritope from Epitope, and to enter into certain other agreements governing matters relating to the Distribution and the relationship between Epitope and Agritope after the Distribution.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, Epitope and Agritope agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  Capitalized terms shall have the meanings given below or elsewhere in this Agreement.

                  Action:  any  action,  claim,  suit,   arbitration,   inquiry,
subpoena,  discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative  agency or commission or any arbitration tribunal.

                  Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such specified person;
provided, however, that unless otherwise expressly provided, the Agritope Units and Epitope shall not be deemed to be Affiliates of one another for purposes of this Agreement.





                                      - 1 -

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                  Agent:   ChaseMellon   Shareholder   Services,   L.L.C.,   the
distribution  agent appointed by Epitope and Agritope to distribute the Agritope
Stock in connection with the Distribution.

                  Agritope   Business:   (i)  the   business  of  research   and
development, marketing and sales of novel agricultural products using both plant genetic  engineering and other modern  methods;  (ii) the businesses of Vinifera involving  grapevine  plant  propagation  and disease  screening and elimination programs;  and (iii) any other  business or  operation  conducted by an Agritope
Unit at any time. The Agritope Business does not include the business  conducted by Andrew and Williamson Sales, Co., a California  corporation formerly owned by
Epitope.

                  Agritope Employee: any employee of a Core Company, and any employee of Epitope who is assigned to a Core Company on or prior to the Distribution Date.

                  Agritope Unit:  each Core Company and Related Company.

                  Core Company: each of Agritope,  Vinifera,  and Agrimax Floral
Products, Inc., a Minnesota corporation.

                  Books and  Records:  books and records  (or true and  complete
copies  thereof),   including  computerized  records,  of  Epitope  that  relate principally to any Agritope Unit or the Agritope  Business,  including,  without limitation,  all books and records relating to Agritope Employees,  the purchase of materials,  supplies and services by any Agritope Unit, and the technologies, customers, and business partners of any Agritope Unit; and all files relating to any Action involving any Agritope Unit.

                  Code: the Internal Revenue Code of 1986, as amended.

                  Commission: the Securities and Exchange Commission.

                  Distribution Date: the effective date of the Distribution, as determined by the Epitope Board.

                  Distribution Prospectus: the prospectus to be distributed to holders of Epitope Stock in connection with the Distribution.

                  Employee Benefits Agreement: the agreement, substantially in the form of Exhibit A hereto, pursuant to which Epitope and Agritope will provide for certain employee benefit matters.

                  Epitope Board:  the board of directors of Epitope.




                                      - 2 -


                  Form S-1: the Registration Statement on Form S-1 filed by Agritope with the Commission to register the Agritope Stock to be distributed to holders of Epitope Stock in the Distribution.

                  Indemnifiable Losses: with respect to any claim by an Indemnitee for indemnification authorized pursuant to Article 4 hereof, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorney fees and expenses in connection therewith, including attorney fees before and at trial and in connection with any appeal or petition for review) suffered by such Indemnitee with respect to such claim.

                  Indemnifying Party: any party who is required to pay any other person pursuant to Article 4 hereof.

                  Indemnitee: any party who is entitled to receive payment from an Indemnifying Party pursuant to Article 4 hereof.

                  Indemnity  Payment:   the  amount  an  Indemnifying  Party  is
required to pay an Indemnitee pursuant to Article 4 hereof.

                  Insurance Proceeds: those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

                  Insured Claims: those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

                  Liabilities: any and all debts, liabilities and obligations, whether accrued, contingent or reflected on a balance sheet, known or unknown, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  Policies: insurance policies and insurance contracts of any kind, including, without limitation, primary and excess policies, comprehensive general liability policies, automobile and workers' compensation insurance policies, and self-insurance arrangements, together with the rights and benefits thereunder.

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                  Private  Placement:  the sale of  Agritope  Stock  to  certain private investors in transactions intended to be exempt from registration under the Securities Act pursuant to Regulation D or Regulation S under the Securities Act.

                  Record Date: the date determined by the Epitope Board as the record date for the Distribution.

                  Related Agreements: the Employee Benefits Agreement, Transition Services and Facilities Agreement, Tax Allocation Agreement, and all other agreements entered into by Epitope and Agritope pursuant to this Agreement or otherwise in connection with the Distribution.

                  Related Company: each of UAF, Limited Partnership, a Delaware limited partnership, Petals USA, Inc., a Minnesota corporation, and Superior Tomato Associates, L.L.C., a Delaware limited liability company.

                  Securities Act: the Securities Act of 1933, as amended.

                  Shared Policies: all Policies owned or maintained by or on behalf of Epitope prior to the Distribution Date, relating to both Epitope's business and the Agritope Business.

                  Tax Allocation Agreement: the agreement, substantially in the form of Exhibit B hereto, pursuant to which Epitope and Agritope will provide for certain tax matters.

                  Transition Services and Facilities Agreement: the agreement, substantially in the form of Exhibit C hereto, pursuant to which Epitope will provide certain transitional services and facilities to Agritope following the Distribution Date.

                  Vinifera:  Vinifera, Inc., an Oregon corporation.

                  Vinifera Share Exchange: the exchange of shares of Vinifera common stock or Vinifera preferred stock held by shareholders of Vinifera other than Agritope, for shares of Agritope Stock.

                  Warrant Transaction: any sale of Epitope Stock upon the exercise of outstanding warrants to purchase Epitope Stock.

                                    ARTICLE 2
                          PRE-DISTRIBUTION TRANSACTIONS

         2.1 Private Placement of Agritope Equity. Agritope shall use its best efforts to obtain commitments in the form of executed share purchase agreements from investors interested in investing in Agritope in a Private Placement to occur immediately following the

Distribution. Agritope shall use its best efforts to determine the aggregate amount of committed investment capital as soon as practicable.

         2.2 Agritope Corporate Actions. Prior to the Distribution Date, Agritope will take all corporate action necessary to effect the Distribution and comply with this Agreement and any Related Agreements, including but not limited to authorizing a recapitalization such that a sufficient number of shares of Agritope Stock are available to effect the Distribution, and approving appropriate stock-based compensation or other plans, agreements and arrangements, as provided for in the Employee Benefits Agreement.

         2.3 Epitope Approval. Subject to the business judgment of the Epitope Board, Epitope shall cooperate with Agritope in effecting any actions that are reasonably necessary or desirable to be taken by Agritope in connection with the transactions contemplated by this Agreement or any Related Agreements including, without limitation, approving or ratifying as sole shareholder of Agritope, the election or appointment of directors of Agritope to serve following the Distribution, appropriate stock-based compensation or other plans for Agritope Employees, board members and consultants, and any recapitalization necessary to effect the Distribution.

         2.4 Related Agreements. Epitope and Agritope will use their best efforts to cause, on or before the Distribution Date, the execution and delivery by each party of the Related Agreements and any other agreements deemed necessary or desirable by the parties to establish and govern the post-Distribution relationship of the parties.

         2.5      Securities Law Actions.

                  (a) Epitope and Agritope will prepare, and file with the Commission, the Form S-1, including the Distribution Prospectus. Epitope and Agritope shall use reasonable efforts to cause the Form S-1 to become effective under the Securities Act, and, as soon as practicable after the Distribution Date, Epitope shall mail the Distribution Prospectus to holders of Epitope Stock as of the Record Date. The joint obligations of Epitope and Agritope under this Section 2.4(a) shall not affect their respective obligations of indemnity under
         Article 4 hereof.

                  (b) Epitope and Agritope shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the various states or other political subdivisions of the United States and other countries in connection with the Distribution and the Private Placement.

                  (c) Agritope will prepare and file, and will use its best efforts to have approved, an application for inclusion of Agritope Stock on The Nasdaq SmallCap Market.

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                                    ARTICLE 3
                                THE DISTRIBUTION

         3.1 Discretion of Epitope Board; No Obligation. The Epitope Board will have the sole discretion to determine, by resolution, the Record Date, the Distribution Date and all appropriate procedures in connection with the Distribution. Nothing contained in this section shall be interpreted to create any obligation on the part of Epitope or Agritope to effect or to seek to effect the Distribution or in any way limit Epitope's right to terminate this Agreement.

         3.2 Conditions to the Distribution. The Distribution will not occur prior to such time as each of the following conditions have been satisfied or have been waived by the Epitope Board, in its sole discretion:

                  (a) Agritope shall have received binding commitments for financing in an amount the Epitope Board deems sufficient to support the operations of the Core Companies as businesses separate from Epitope for a period of not less than two years;

                  (b) any waivers, consents, or amendments with respect to agreements or other obligations entered into by or binding upon Epitope or any Core Company shall have been executed and received to the extent necessary to prevent Epitope or the Core Company from being in default with respect to such agreements or obligations following the Distribution;

                  (c) an opinion shall have been received from Miller, Nash, Wiener, Hager & Carlsen LLP in form and substance satisfactory to the Epitope Board, with respect to the federal income tax status of the Distribution under Section 355 of the Code;

                  (d) the Form S-1 shall have been declared effective by the Commission;

                  (e) any material approvals and consents necessary to consummate the Distribution shall have been obtained and shall be in full force and effect, and no Action shall be pending or threatened with respect to the Distribution; and

                  (f) no other event or development shall have occurred that, in the judgment of the Epitope Board, would have a material adverse effect on Epitope or its Shareholders.

                  3.3 The Distribution. On or prior to the Distribution Date, Epitope will deliver its certificate or certificates for Agritope Stock to the Agent. Epitope will deliver to the Agent a stock certificate or certificates representing, in the aggregate (and rounded down to the nearest whole share), the number of shares necessary so that one share of Agritope Stock may be distributed to Epitope shareholders of record for every ______ shares of

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Epitope Stock outstanding on the Record Date. Thereafter, Epitope shall instruct the Agent to distribute to holders of record of Epitope Stock on the Record Date, one share of Agritope Stock for every ______ shares of Epitope Stock. All of the shares of Agritope Stock issued in the Distribution will be fully paid, nonassessable and free of preemptive rights. If the aggregate number of shares held by Epitope or delivered to the Agent as of the Distribution Date exceeds the number to be distributed to Epitope shareholders, Epitope shall return or instruct the Agent to return the excess shares to Agritope for cancellation, as an additional contribution to capital.

                  3.4 Fractional Shares. No certificates or scrip representing fractional shares of Agritope Stock will be issued as a part of the Distribution, and in lieu of receiving fractional shares, each holder of Epitope Stock who would otherwise be entitled to receive a fractional share of Agritope Stock pursuant to the Distribution will receive cash from Epitope for such fractional share.

                                    ARTICLE 4
                    INDEMNIFICATION, CLAIMS AND OTHER MATTERS

                  4.1 Indemnification by Epitope. Epitope will indemnify, defend and hold harmless the Agritope Units and each of their directors, officers, employees, and agents from and against any and all Indemnifiable Losses after the Distribution Date arising out of or due to, directly or indirectly: (i) Liabilities incurred in the course of the business or operations of Epitope exclusive of the Agritope Business; (ii) any claim that any information provided in connection with the Warrant Transaction, other than information listed in
Section 4.2(iii), is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Warrant Transaction otherwise violated the applicable law of any country; (iii) any claim that the information included in the Distribution Prospectus or the Form S-1 under (A) the captions "Summary -- Distributing Corporation and Business," "-- Conditions to the Distribution," "-- Distribution Ratio," "-- Record Date," "-- Distribution Date," "--Shares to be Distributed," "-- Fractional Share Interests," "-- Primary Purposes of the Distribution," "--Tax Consequences," or "--Relationship with Epitope after the Distribution," and the corresponding information appearing elsewhere in the Prospectus, (B) the captions "The Distribution -- Reasons for the Distribution," "-- Manner of Effecting the Distribution" and "-- Certain Federal Income Tax Consequences," or (C) the information concerning Vector Securities International, Inc. is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) any third party claim of failure by Epitope to perform under, or of any violation by Epitope of, any provision of this Agreement or any Related Agreement, which is to be performed or complied with by Epitope; and (v) breaches of this Agreement or any Related Agreement by Epitope.




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



                  4.2 Indemnification by Agritope. Agritope will indemnify, defend and hold harmless Epitope and each of its directors, officers, employees, and agents from and against any and all Indemnifiable Losses after the Distribution Date arising out of or due to, directly or indirectly: (i) Liabilities incurred in the course of the Agritope Business, including obligations under any existing guaranty by Epitope of obligations of any Agritope Unit; (ii) any claim that any information provided in connection with the Private Placement or Vinifera Share Exchange, other than the information listed in Section 4.1(iii), is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Private Placement or Vinifera Share Exchange otherwise violated the applicable law of any country;
(iii) any claim that the information included in the Distribution Prospectus or Form S-1, other than the information listed in Section 4.1(iii) hereof, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) any third party claims of failure by an Agritope Unit to perform under, or any violation by an Agritope Unit of, any provision of this Agreement or any Related Agreement which is to be performed or complied with by an Agritope Unit; and (v) breaches of this Agreement or any Related Agreement by an Agritope Unit.

                  4.3 Insurance Proceeds. The amount that any Indemnifying Party is or may be required to pay to any Indemnitee pursuant to Section 4.1 or
Section 4.2 hereof will be reduced (including, without limitation, retroactively) by any Insurance Proceeds and other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee will pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received. Notwithstanding the foregoing, nothing in this section grants to an Indemnitee any direct or indirect rights or benefits to insurance coverage, nor requires an Indemnifying Party to make any claim for insurance coverage.

                  4.4      Procedure for Indemnification.

                  (a) If either party shall receive notice of any claim or Action brought, asserted, commenced or pursued by any person or entity not a party to this Agreement (hereinafter a "Third Party Claim"), with respect to which the other party is or may be obligated to make an Indemnity Payment, it shall give such other party prompt notice thereof (including any pleadings relating thereto), specifying in such reasonable detail as is known to it the nature of such Third Party Claim and the amount or estimated amount thereof; provided, however, that the failure of a party to give notice as provided in this Section
         4.4 shall not relieve the other party of its indemnification obligations under this Article 4, except to the extent that such other party is actually prejudiced by such failure to give notice.




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                  (b) For any  Third  Party  Claim  concerning  which  notice is required to be given, and, in fact, is given under subparagraph (a) of this Section 4.4, the Indemnifying Party shall defend in a timely manner, to the extent permitted by law, such Third Party Claim through counsel appointed by the Indemnifying Party and reasonably acceptable to the Indemnitee. Once an Indemnifying Party has commenced its defense of an Indemnitee, it cannot withdraw from such defense until conclusion of the matter, unless the Indemnified Party agrees to the withdrawal or the Indemnitee is also defending the claim. The Indemnitee shall have the right to participate in the defense of the Third Party Claim by employing separate counsel at its own expense.

                  (c) If a party responds to a notice of a Third Party Claim by denying its obligation to indemnify the other party, or if the
         Indemnifying Party fails to defend in a timely or reasonably satisfactory manner, the Indemnitee shall be entitled to defend such Third Party Claim through counsel appointed by it. In addition, if it is later determined that such party wrongfully denied such claim, or the Indemnifying Party failed to defend timely or in a reasonably satisfactory manner, then the Indemnifying Party shall (i) reimburse the Indemnitee for all reasonable costs and expenses (including attorney fees before and at trial and in connection with any appeal or petition for review, but excluding salaries of officers and employees) incurred by the Indemnitee in connection with its defense of such Third Party Claim; and (ii) be estopped from challenging a judgment, order, settlement, compromise, or consent judgment resolving the Third Party Claim entered into in good faith by the Indemnitee (if such claim has been resolved prior to the conclusion of the proceeding between the Indemnitee and Indemnifying Party). An Indemnifying Party, after initially rejecting a claim for defense or indemnification, may defend and indemnify the Indemnitee, at any time prior to the resolution of said Third Party Claim, for such claim, provided that (x) the Indemnifying Party reimburses the Indemnitee for all reasonable costs and expenses (including attorney fees before and at trial and in connection with any appeal or petition for review, but excluding salaries of officers and employees) incurred by the Indemnitee in connection with its defense of such Third Party Claim up to the time the Indemnifying Party assumes control of the defense of such claim (including costs incurred in the transition of the defense from the Indemnitee to the Indemnifying Party); and (y) the assumption of the defense of the Third Party Claim is not expected to prejudice or cause harm to the Indemnitee.

                  (d) With respect to any Third Party Claim for which indemnification has been claimed hereunder, no party shall enter into any compromise or settlement, or consent to the entry of any judgment which (i) does not include as a term thereof the giving by the third party of a release to the Indemnitee from all further liability concerning such Third Party Claim on terms no less favorable than those obtained by the party entering into such compromise, settlement or consent; or (ii) imposes any obligation on the Indemnitee without such Indemnitee's written consent (such consent not to be withheld unreasonably), except an obligation to pay money which the Indemnifying Party has agreed to pay and has the ability to pay on behalf of the Indemnitee. In the event that an Indemnitee enters into any such compromise, settlement or consent without the written consent of the Indemnifying Party (other than as contemplated by Section 4.4(c) hereof), the entry of such compromise, settlement or consent shall relieve the Indemnifying Party of its indemnification obligation related to the claims underlying such compromise, settlement or consent.

                  (e) Upon final judgment, determination, settlement or compromise of any Third Party Claim, and unless otherwise agreed by the parties in writing, the Indemnifying Party shall pay promptly on behalf of the Indemnitee, or to the Indemnitee in reimbursement of any amount theretofore required to be paid by the Indemnitee, the amount so determined by final judgment, determination, settlement or compromise. Upon the payment in full by the Indemnifying Party of such amount, the Indemnifying Party shall succeed to the rights of such Indemnitee to the extent not waived in settlement, against the third party who made such Third Party Claim and any other person who may have been liable to the Indemnitee with respect to the indemnified matter.

                  (f) In connection with defending against Third Party Claims, the parties shall cooperate with and assist each other by making available all employees, books, records, communications, documents, items and matters within their knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant with respect to defense of such claims; provided, however, that nothing in this subparagraph (f) shall be deemed to require the waiver of any privilege, including the attorney-client privilege, or protection afforded by the attorney work product doctrine. In addition, regardless of the party actually defending a Third Party Claim for which there is an indemnity obligation under Section 4.1 or 4.2 hereof, the parties shall give each other regular status reports relating to such action with detail sufficient to permit the other party to assert and protect its rights and obligations under this Agreement.

                  4.5 Other Claims. Any claim for an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice from the Indemnitee to the Indemnifying Party within 120 days of first learning thereof. All such claims that are not timely asserted pursuant to this section shall be deemed to be forever waived. The Indemnitee's written notice shall contain such information as the Indemnitee has regarding the alleged breach. Such Indemnifying Party shall have a period of 120 days (or such shorter time period as may be required by law as indicated by the Indemnitee in the written notice) within which to respond thereto. If such Indemnifying Party does not respond within such 120-day period (or lesser period), such Indemnifying Party shall be deemed to have accepted responsibility to make payment for the amount of Indemnifiable Loss and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 120-day (or lesser) period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available under applicable law or under this Agreement.

                  4.6 Contribution in Respect of Certain Indemnifiable Losses. If the indemnification provided for in this Article 4 is unavailable to an Indemnitee in respect of any Indemnifiable Loss arising out of, or related to, information contained in the Prospectus or the related Form S-1 or used in connection with the Warrant Transaction, Private Placement, or Vinifera Stock Exchange, the Indemnifying Party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of Agritope, its directors, officers, employees or agents, on the one hand, and Epitope, its directors, officers, employees or agents, on the other hand, in connection with the statements or omissions which resulted in such Indemnifiable Loss. The relative fault of such respective groups shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either such group.

                  4.7 No Beneficiaries. Except to the extent expressly provided otherwise in this Article 4, the indemnification provided for by this Article 4 shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any such subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

                                    ARTICLE 5
                           CERTAIN ADDITIONAL MATTERS

                  5.1 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Related Agreement, the provisions of such Related Agreement shall control.

                  5.2 Consents and Assignments. Epitope and Agritope shall use reasonable efforts to obtain, either before or after the Distribution Date, any consent, approval or amendment required to novate and/or assign to an Agritope Unit or to Epitope, as appropriate, all agreements, leases, licenses and other rights of any nature whatsoever relating solely to that party's business.

                  5.3 No Representations or Warranties. Agritope understands and agrees that Epitope is not, in this Agreement, or in any Related Agreement or any other agreement or document contemplated by this Agreement, representing or warranting in any way as to the businesses and Liabilities retained, transferred or assumed in connection with the Distribution, or that the obtaining of the consents or approvals, the execution and delivery of any ancillary or amendatory agreements or the making of the filings and applications contemplated by this Agreement will satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, it being understood and agreed that, subject to Section 5.2 hereof, Agritope shall bear the economic and legal risk of the business and

Liabilities retained or assumed hereunder by Agritope, and the legal and economic risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with or satisfied.

                  5.4 Officers and Directors. Agritope and Epitope shall take all necessary actions to elect or otherwise appoint, as of the Distribution Date, individuals to be directors or officers (or both) of Agritope, as set forth in the Form S-1, and to cause the resignation of individuals as officers and directors of each so that there are only two common directors of Agritope and Epitope as of the Distribution Date and only one common officer.

                  5.5 Existing Intercompany Arrangements. Except as otherwise provided in this Agreement, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between Epitope and Agritope will be terminated and of no further force and effect as of the Distribution Date. Following the Distribution Date, the parties shall discuss in good faith the provision of any services and products to be provided by the other, but which inadvertently were not the subject of this Agreement or any other Related Agreement.

                  5.6 Termination of Intercompany Accounts. Any intercompany receivable, payable or loan between Epitope and Agritope outstanding on the Distribution Date will be deemed terminated as a result of the consummation of the transactions contemplated in this Agreement and will be treated as a capital contribution.

                                    ARTICLE 6
                 ACCESS TO INFORMATION AND SERVICES; TECHNOLOGY


                  6.1 Provision of Corporate Records. Following the Distribution Date, all Books and Records will remain the property of Epitope but will be made available upon reasonable notice and during normal business hours to Agritope for review and duplication until the earlier of (i) notice from Agritope that such Books and Records are no longer needed by Agritope, or (ii) the seventh anniversary of the Distribution Date.

                  6.2 Access to Information. From and after the Distribution Date, Epitope and Agritope will afford to each other and to each other's authorized accountants, legal counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Books and Records and documents, communications, items and matters, including computer data
(collectively, "Information") within each other's knowledge, possession or control, relating to the Agritope Units or Agritope Employees, insofar as such access is reasonably required by Epitope or Agritope (and shall use reasonable efforts to cause persons or firms possessing Information to give similar access). Information may be requested under this Article 6 for any legitimate business purpose including, without limitation, audit, accounting, claims, Actions, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, but not for competitive purposes.

                  6.3 Production of Witnesses and Individuals. From and after the Distribution Date, Epitope and Agritope will use reasonable efforts to make available to each other, upon written request, their respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved. Epitope and Agritope agree to reimburse each other for reasonable out-of-pocket expenses (but not labor charges or salary payments) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 6.3.

                  6.4 Retention of Records. Except when a longer retention period is otherwise required by law or agreed to in writing, Epitope and Agritope will retain, for seven years following the Distribution Date, all material Information relating to Agritope. Notwithstanding the foregoing, in lieu of retaining any specific Information, Epitope or Agritope may offer in writing to deliver such Information to the other and, if such offer is not accepted within 90 days, the offered Information may be destroyed or otherwise disposed of at any time. If a recipient of such offer requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal will promptly arrange for the delivery of the requested Information (at the cost of the requesting party).

                  6.5 Confidentiality. During the period that Agritope has been a wholly owned subsidiary of Epitope, employees of both Epitope and Agritope have become aware of a wide variety of otherwise confidential business and technical information of the other party. Such information of Epitope or the Agritope Units (the "Disclosing Party") shall be protected by the other party (the "Recipient") as follows:

                  (a)  "Confidential  Information"  means nonpublic  information
         concerning  the  Disclosing   Party's  business,   business  plans,
         products,  or  technology,   whether  disclosed  before  or  after  the
         Distribution Date, including but not limited to strategic and long-range plans, financial and operating results, identities of principal customers and suppliers, plans for capital expenditures, plans for expansion into new markets, research projects and results, and trade secrets.

                  (b) "Confidential Information" for purposes of this agreement excludes:

                           (i)   information   which  is  or  becomes   publicly
                  available through no act of the Recipient, from and after the date of public availability;

                           (ii) information disclosed to the Recipient by a third party, provided: (A) under the circumstances of disclosure the Recipient does not have a duty of non-disclosure owed to such third party; (B) the third party's disclosure does not violate a duty of non-disclosure owed to another, including the Disclosing Party; and (C) the disclosure by the third party is not otherwise unlawful; and

                           (iii) information developed by the Recipient independent of any confidential information of the Disclosing Party which is known by the Recipient on the Distribution Date and/or disclosed by the Disclosing Party thereafter.

                  (c) The Recipient will hold, and will cause its officers, employees, agents, consultants, advisors and Affiliates to hold, in strict confidence, and not to disclose, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all Confidential Information of the Disclosing Party.

                  (d) The Recipient shall protect Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent unauthorized disclosure as the Recipient uses to protect its own confidential information of a like nature.

                  (e) The Recipient may disclose Confidential Information of the Disclosing Party to its employees, Affiliates, sublicensees, agents and advisors (such as attorneys, accountants and other consultants) who need to know the information and are obligated by policy, agreement or otherwise to avoid unauthorized use and disclosure of Confidential Information.

                  (f) The foregoing restrictions shall expire five years after the later of the Distribution Date or the date of disclosure, unless and to the extent Epitope and Agritope agree to a longer period for the foregoing restrictions with respect to specific categories of Confidential Information.

                  6.6      Privileged Matters.

                  (a) Epitope and Agritope will each maintain, preserve and assert all privileges, including, without limitation, any privilege or protection arising under or relating to any attorney-client relationship (including, without limitation, the attorney-client and work product privileges), that existed prior to the Distribution Date in favor of the other party ("Privilege" or "Privileges"). Neither party will waive any Privilege that could be asserted under applicable law by the other party (the "Privileged Party") without the prior written consent of the Privileged Party. The rights and obligations created by this paragraph apply to all information as to which, but for the Distribution, a party would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information").

                  (b) Upon receipt by either party or any of its Affiliates of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information of the other party, or if a party obtains knowledge that any of its current or former employees has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information of the other party, the party will promptly notify the Privileged Party of the existence of the request and will provide the Privileged Party a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.6 or otherwise to prevent the production or disclosure of Privileged Information. Neither party will produce or disclose any information it should reasonably expect to be covered by a Privilege under this Section 6.6 unless (i) the Privileged Party has provided its express written consent to such production or disclosure; or (ii) a court of competent jurisdiction has entered a final, non-appealable order finding that the information is not entitled to protection under any applicable privilege.

                  (c) Either party's provision of information to the other party, and either party's agreement to permit the other party to possess copies of Privileged Information occurring or generated prior to the Distribution Date, are made in reliance on the agreement, as set forth in this Section 6.6, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. Any actions taken by either party in connection with the Distribution and this Separation Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted by either party nor shall they operate to reduce, minimize or condition the rights granted to either party in, or the obligations imposed upon either party by, this Section 6.6.

                  (d) Agritope shall cause the Core Companies to comply with the restrictions imposed on it under this Section 6.6.

                  6.7      Technology.

                  (a) On or before the Distribution Date, Epitope shall assign to Agritope, or as applicable Agritope shall assign to Epitope, those patents, patent applications, trademarks or service marks and related applications, copyrights, trade secrets, licenses, or agreements listed on Schedule 1, which specifies the current owner or named party and the party to which they are to be assigned. Epitope and Agritope shall cooperate fully with each other to effect the assignments and cause them to be made of record. The assignee shall pay any recording costs, counsel fees, or similar charges incurred to cause the assignment to be made of record.

                  (b) After the Distribution Date, Epitope, on the one hand, and the Agritope Units, on the other, may use the patented inventions, trademarks, service marks, copyrighted works, trade secrets, or internally developed or licensed technology of the Agritope Units and of Epitope, respectively, only to the extent permitted by this or another written agreement.

                  (c) For a period not to exceed two years after the Distribution Date, Agritope may continue to use the E design registered trademark, Reg. Nos. 1,770,765 and 1,805,488, in connection with goods and services of a quality comparable to those it provides as of the Distribution Date. Agritope shall use reasonable efforts to adopt a substitute corporate logo within six months after the Distribution Date, and shall phase out use of the E design trademark as soon as practicable.

                  (d) Epitope and Agritope will each make their employees (and employees of the Core Companies) reasonably available to cooperate with the other party in connection with any patent application filed after the Distribution Date if such employees have knowledge relevant to the application. If an employee of Epitope, on the one hand, or the Agritope Units, on the other, is an inventor of an invention assigned to an Agritope Unit or to Epitope, respectively, the employer will make the employee reasonably available to sign patent applications or related documents, testify in connection with patent interference or similar proceedings, and take other actions reasonably requested by the assignee to obtain or maintain patent or other rights in the invention. Nothing in this paragraph requires the assignment of any invention to Epitope or the Agritope Units.

                                    ARTICLE 7
                                    INSURANCE

                  7.1 Transition. Agritope shall use reasonable efforts to obtain by and after the Distribution Date such insurance policies for the Agritope Business as the Agritope board of directors deems advisable, and shall keep Epitope informed of all new insurance policies obtained by Agritope that replace Shared Policies. Epitope may have the Agritope Units removed as named insureds from each Shared Policy covering losses of a type for which Agritope obtains its own insurance policy, regardless of differences in the limits under the Shared Policy and the policy obtained by Agritope. Epitope may have the Agritope Units removed as named insureds on each Shared Policy at the time the Shared Policy next comes due for renewal. For any period after the Distribution Date during which an Agritope Unit remains a named insured under a Shared Policy, Agritope shall pay Epitope a pro rata portion of the premiums attributable to the period.

                  7.2 Post-Distribution Date Claims. If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against an Agritope Unit with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred in, or in connection with, the conduct of the Agritope Business or, to the extent any claim is made against Agritope, Epitope's business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, Epitope shall at the time such claim is asserted be deemed to assign, without need of further documentation, to Agritope any and all rights of an insured party under the applicable Shared Policy(ies) with respect to such asserted claim, specifically including rights of indemnity and the right(s) to be defended by or at the expense of the insurer(s); provided, however, that nothing in this sentence is intended to effectuate or shall be deemed to constitute or reflect the assignment of the Shared Policies, or any of them, to Agritope.

                  7.3 Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to Agritope with respect to Agritope's Liabilities and to Epitope with respect to Epitope's Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any of the Shared Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties shall use their best efforts to cooperate with respect to insurance matters.

                                    ARTICLE 8
                               DISPUTE RESOLUTION

                  8.1 Negotiation and Binding Arbitration. Except with respect to matters involving Section 6.6 hereof (Privileged Matters) and except as may expressly be provided in any other agreement between the parties entered into pursuant hereto, if a dispute, controversy or claim (collectively, a "Dispute") between Epitope and Agritope arises out of or relates to this Agreement, a Related Agreement or any other agreement entered into pursuant hereto or thereto, including, without limitation, the breach, interpretation or validity of any such agreement or any matter involving an Indemnifiable Loss, Epitope and Agritope agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy (except as provided in Section
8.4 below), to resolve the Dispute.

                  8.2 Initiation. A party seeking to initiate the procedures will give written notice to the other party, briefly describing the nature of the Dispute. A meeting will be held between the parties within 30 days of the receipt of such notice, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                  8.3 Submission to Arbitration. If, not later than 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, they will agree to submit the Dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator selected by the parties. The arbitration will be held in Portland, Oregon, and governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The costs of arbitration will be apportioned between Epitope and Agritope as determined by the arbitrator in such manner as the arbitrator deems reasonable, taking into account the circumstances of the Dispute, the conduct of the parties during the proceeding, and the result of the arbitration.

                  8.4 Equitable Relief. Nothing herein will preclude either party from seeking equitable relief to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement or the relevant Related Agreement by the other party. Otherwise, these procedures are exclusive and will be fully exhausted prior to the initiation of any litigation. Either party may seek specific enforcement of any arbitrator's decision under this Article. The arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to the Related Agreements or any other agreement between the parties entered into pursuant hereto, as the case may be, if the subjects of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. The determination of issues relating to consolidation and the determination of any such consolidated arbitration will be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

                                    ARTICLE 9
                                  MISCELLANEOUS

                  9.1 Entire Agreement. This Agreement, including the Exhibits and the agreements and other documents referred to herein, shall constitute the entire agreement between Epitope and Agritope with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  9.2 Expenses. Except as otherwise expressly provided in this Agreement, any Related Agreement or any other agreement being entered into between Epitope and Agritope in connection with this Agreement, Epitope and Agritope shall each pay their own costs and expenses incurred in connection with the Distribution and the consummation of the transactions contemplated by this Agreement.

                  9.3 Governing Law. This Agreement, the Related Agreements and any other agreement entered into in connection with the Distribution, shall be governed by, and construed and enforced in accordance with, the laws of the state of Oregon (regardless of the laws that might otherwise govern under applicable principles of conflict of laws).

                  9.4 Jurisdiction and Venue. Subject to the arbitration provisions of this Agreement, each party consents to the personal jurisdiction of the state and federal courts located in the state of Oregon and hereby waives any argument that venue in any such forum is not convenient or proper.

                  9.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission;
(iii) on the business day after delivery to an overnight courier service or the express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed; or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                  If to Epitope:            Epitope, Inc.
                                            8505 S.W. Creekside Place
                                            Beaverton, Oregon 97009
                                            Attn:  President
                                            Facsimile No. (503) 641-8665

                  If to Agritope:           Agritope, Inc.
                                            8505 S.W. Creekside Place
                                            Beaverton, Oregon 97008
                                            Attn: President
                                            Facsimile No. (503) 520-6196

Any party may change its address and facsimile number by giving the other party written notice of its new address and facsimile number in the manner set forth above.

                  9.6 Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

                  9.7 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by, and in the sole discretion of, Epitope without the approval of Agritope. In the event of such termination, neither party (or any of its directors of officers) shall have any liability of any kind to the other party.

                  9.8 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, and such consent shall not be unreasonably withheld.

                  9.9 No Third Party Beneficiaries. Except for certain parties entitled to indemnification under Sections 4.1 and 4.2 hereof and listed therein, this Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

                  9.10 Titles and Headings; Interpretation. The titles and headings to articles and sections herein are inserted for convenience of reference only and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

                  9.11 Exhibits. The exhibits and schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  9.12 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  9.13 No Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

                  9.14  Survival.  All covenants  and  agreements of the parties
contained  in  this  Agreement   will  survive  for  ten  years   following  the
Distribution Date.

                  9.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when a counterpart has been signed by each party and delivered to the other party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed delivered on their behalf as of the date first written above.


                                      EPITOPE, INC.

                                      By ---------------------------------------

                                      Title ------------------------------------


                                      AGRITOPE, INC.

                                      By ---------------------------------------

                                      Title ------------------------------------

                  The undersigned consent to and agree to be bound by the terms of this agreement.

                                      VINIFERA, INC.

                                      By

                                      Title


                                      AGRIMAX FLORAL PRODUCTS, INC.

                                      By

                                      Title


[Exhibits omitted.]